FOR IMMEDIATE RELEASE

Wingstop Inc. Completes Recapitalization; Declares $3.17 Per Share Special Dividend

Dallas, January 30, 2018 - (GLOBE NEWSWIRE) - Wingstop Inc. (NASDAQ: WING) (the “Company” or “Wingstop”) today announced that its Board of Directors has approved a special cash dividend of $3.17 per share to stockholders in conjunction with the Company closing on a new $250 million senior secured credit facility. The special cash dividend represents approximately 7% of Wingstop’s total market capitalization. The new senior secured credit facility replaces the existing June 2016 senior secured credit facility.

Wingstop’s new 5-year credit facility bears an initial interest rate of LIBOR + 275 bps and consists of a $100 million senior secured term loan with a 5% mandatory amortization and a $150 million senior secured revolving credit facility. The interest rate is subject to a grid with step downs of 25 basis points as leverage declines.

Following payment of the special dividend, Wingstop will have drawn approximately $230 million on the new credit facility, including the full amount of the term loan facility and $130 million of the revolving facility, to refinance $133.8 million of outstanding indebtedness under Wingstop’s June 2016 credit facility and pay the special dividend.

The special cash dividend will be paid on February 14, 2018 to stockholders of record as of February 9, 2018.  Wingstop’s common stock will begin trading on an ex-dividend basis on February 8, 2018.  Stockholders who sell their shares prior to the February 8, 2018 ex-dividend date will also be selling their right to receive the special dividend.

While the tax treatment of the special dividend cannot be concluded with certainty in 2019, the Company expects approximately 65% - 75% of the special dividend will be treated by stockholders as a return of capital, with the remaining 25% - 35% treated as a dividend. Stockholders are encouraged to consult with their financial and tax advisors regarding circumstances of their individual situation.

Wells Fargo Securities, LLC, Citizens Bank, National Association, and Fifth Third Bank acted as the joint lead arrangers and book runners of the senior secured credit facility.

About Wingstop

Founded in 1994 and headquartered in Dallas, Texas, Wingstop Inc. (NASDAQ:WING) operates and franchises more than 1,100 restaurants across the United States, Mexico, Singapore, the Philippines, Indonesia, the United Arab Emirates, Malaysia, Saudi Arabia, and Colombia. The Wing Experts’ menu features classic and boneless wings with 11 bold, distinctive flavors including Original Hot, Cajun, Atomic, Mild, Teriyaki, Lemon Pepper, Hawaiian, Garlic Parmesan, Hickory Smoked BBQ, Louisiana Rub, and Mango Habanero. Wingstop’s wings are always cooked to order, hand-sauced and tossed and served with a variety of house-made sides including fresh-cut, seasoned fries. Having grown its domestic same store sales for 14 consecutive years, the Company has been ranked #3 on the “Top 100 Fastest Growing Restaurant Chains” by Nation’s Restaurant News (2016), #7 on the “Top 40 Fast Casual Chains” by Restaurant Business (2016), and was named “Best Franchise Deal in North America” by QSR magazine (2014). Wingstop was ranked #88 on Fortune’s 100 Best Medium Workplaces list in October 2016. For more information visit www.wingstop.com or www.wingstopfranchise.com. Follow us on facebook.com/Wingstop and Twitter @Wingstop.

Media Contact
Brian Bell
972-707-3956
bbell@wingstop.com

Investor Contact
Raphael Gross

203-682-8253
raphael.gross@icrinc.com

Forward-looking Information
Certain statements contained in this news release, as well as other information provided from time to time by Wingstop Inc. or its employees, may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Examples of forward-looking statements in this news release include statements with respect to our declaration or payment of dividends in the future and the timing or amount of any such dividends.

Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. Although we believe any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in any forward-looking statements. Please refer to the risk factors discussed in our Form 10-K for the year ended December 31, 2016, which can be found at the SEC’s website www.sec.gov. The discussion of these risks is specifically incorporated by reference into this news release.

Any forward-looking statement made by Wingstop Inc. in this press release speaks only as of the date on which it is made. We undertake no obligation to update any forward looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.